

                                                                                                                          Exhibit 11
                         RISCORP, INC. AND SUBSIDIARIES
                 Statement Re Computation of Per Share Net Loss
               (in thousands, except share and per share amounts)


                                                                                             Three Months Ended June 30
                                                                                       ---------------------------------------
                                                                                            1999                   1998
                                                                                          Restated
                                                                                       ---------------        ----------------
                                                                                         (Unaudited)            (Unaudited)

Net loss                                                                             $         5,247         $          6,241
                                                                                     ===============         ================

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                          36,868,114               36,868,114
     Restricted stock vested                                                                 622,917                   48,611
                                                                                     ---------------         ----------------
     Weighted average common shares outstanding - (basic)                                 37,491,031               36,916,725
                                                                                     ===============         ================

     Weighted average common and common share
           equivalents outstanding - (diluted)                                            37,491,031               36,916,725
                                                                                     ===============         ================
Net loss per common share--basic                                                     $         (0.14)        $          (0.17)
                                                                                     ===============         ================

Net loss per common share--diluted                                                   $         (0.14)        $          (0.17)
                                                                                     ===============         ================




                                                                                                                          Exhibit 11
                         RISCORP, INC. AND SUBSIDIARIES
                 Statement Re Computation of Per Share Net Loss
               (in thousands, except share and per share amounts)


                                                                                              Six Months Ended June 30
                                                                                       ---------------------------------------
                                                                                            1999                   1998
                                                                                          Restated
                                                                                       ---------------        ----------------
                                                                                         (Unaudited)            (Unaudited)

Net loss                                                                              $        6,086          $        15,563
                                                                                      ==============          ===============

Weighted average common and common share equivalents outstanding:

    Average number of common shares outstanding                                           36,868,114               36,868,114
    Restricted stock vested                                                                  551,042                   24,306
                                                                                      --------------          ---------------
    Weighted average common shares outstanding - (basic)                                  37,419,156               36,892,420
                                                                                      ==============          ===============

     Weighted average common and common share
           equivalents outstanding - (diluted)                                            37,419,156               36,892,420
                                                                                      ==============          ===============
Net loss per common share--basic                                                      $        (0.16)         $         (0.42)
                                                                                      ==============          ===============

Net loss per common share--diluted                                                    $        (0.16)         $         (0.42)
                                                                                      ==============          ===============